UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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FIRST COMMUNITY CAPITAL CORPORATION

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FIRST COMMUNITY CAPITAL CORPORATION

14200 Gulf Freeway

Houston, Texas 77034

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 27, 2004

Shareholders of First Community Capital Corporation:

The 2004 Annual Meeting of Shareholders (the “Meeting”) of First Community Capital Corporation (the “Company”) will be held at the main office of First Community Bank, N.A. at 14200 Gulf Freeway, Houston, Texas, on Thursday, May 27, 2004, beginning at 4:00 p.m. (local time), for the following purposes:

1.	To elect ten (10) directors to serve on the Board of Directors of the Company until the Company’s 2005 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To consider and act upon a proposal to amend the First Community Capital Corporation 1996 Stock Option Plan to increase the number of shares of Common Stock issuable thereunder from 570,000 to 720,000;

3.	To consider and act upon a proposal to ratify the appointment of Harper & Pearson Company, P.C. as the independent auditors of the books and accounts of the Company for the year ending December 31, 2004; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on March 31, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

Nigel J. Harrison

President and Chief Executive Officer

Houston, Texas

May 4, 2004

Your Vote is Important. You are cordially invited and urged to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting.

FIRST COMMUNITY CAPITAL CORPORATION

14200 Gulf Freeway

Houston, Texas 77034

PROXY STATEMENT

FOR

2004 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 27, 2004

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

This Proxy Statement is being furnished to shareholders of First Community Capital Corporation (the “Company”) for solicitation of proxies on behalf of the Board of Directors of the Company for use at the 2004 Annual Meeting of Shareholders of the Company to be held at the main office of First Community Bank, N.A. (the “Bank”) at 14200 Gulf Freeway, Houston, Texas, on Thursday, May 27, 2004, beginning at 4:00 p.m. (local time), and any adjournment thereof (the “Meeting”), for the purposes set forth in this Proxy Statement and the accompanying Notice of 2004 Annual Meeting of Shareholders (“Notice of Meeting”). This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about May 4, 2004.

Voting of Proxies

Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies.

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation or attending the Meeting and voting in person. In the event a shareholder’s shares are held in street name, such shareholder must contact his bank or broker to revoke his proxy.

Solicitation

The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, facsimile, personal call or other means, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

Annual Report

The Company’s Annual Report on Form 10-KSB, including financial statements, for the year ended December 31, 2003, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on March 31, 2004 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were issued and outstanding 2,880,441 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. As of the Record Date, the Company had 760,653 shares of preferred stock issued and outstanding. Holders of preferred stock are not entitled to notice of or to vote at the Meeting.

Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company. Directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the ten nominees receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the amendment to the Company’s 1996 Stock Option Plan and to ratify the appointment of the auditors.

Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. With respect to the other matters, abstentions will have the same effect as a vote against such matters. Broker non-votes will be deemed shares not present to vote on such matters and will not count as votes for or against the proposals and will not be included in calculating the number of votes necessary for approval of such matters. A broker non-vote occurs if a broker or other nominee of shares does not have discretionary authority to vote the shares and has not received voting instructions with respect to a particular matter.

A total of 1,767,758 shares of Common Stock are subject to the Company’s Voting and Stock Restriction Agreement (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, the voting representatives have the power to vote these shares at the Meeting. It is the intention of the voting representatives to vote such shares in favor of the nominees for director, approval of the amendment to the Company’s 1996 Stock Option Plan and the ratification of Harper & Pearson Company, P.C. as the Company’s independent auditors.

ITEM 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The Board of Directors currently consists of ten directors. The ten nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2005 and until their successors are duly elected and qualified or until their earlier resignation or removal.

The Board of Directors has nominated George A. Clark, Jr., Linn C. Eignus, Robert A. Ferstl, Louis F. Goza, Nigel J. Harrison, Thomas R. Johnson, Kenneth A. Love, George I. Pinder, Richard L. Wagoner and Charles L. Whynot for election as directors at the Meeting. All of the nominees are currently serving as directors.

The ten nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if less than a quorum of the Board of Directors, or by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

Nominees for Election

The following table sets forth certain information with respect to each nominee for election as a director of the Company:

Director (Age)	Position(s) and Business Experience

George A. Clark, Jr. (63)	Director of the Company since March 2001; Director of the Bank since April 1997; Advisory Director of the Bank from August 1995 to March 1997; President and owner of Limeco, Inc., Houston, Texas, a construction materials company, for more than the past five years.

Linn C. Eignus (79)	Director and Secretary of the Company since March 2001; Director of the Bank since August 1995; retired insurance agency owner and executive; active in personal investments for more than the past five years.

Robert A. Ferstl (60)	Director of the Company since March 2001; Director of the Bank since August 1995; Vice President of Texas Truck & Body; formerly President and owner of Alvin Dodge in Alvin, Texas and Bob Ferstl’s Chrysler Plymouth in Pasadena, Texas.

Louis F. Goza (65)	Director of the Company since March 2001; Director of the Bank since August 1995; President and co-owner of Strago Petroleum Corporation, an independent oil and gas producer, and majority owner of Lingo Properties, Inc., a real estate development and investment firm, for more than the past five years.

Nigel J. Harrison (51)	Director, President and Chief Executive Officer of the Company since January 2001; Chief Executive Officer and Director of the Bank since August 1995; served as President of the Bank from August 1995 to October 2002.

Thomas R. Johnson (60)	Director of the Company since March 2001; Director of the Bank since August 1995; owner/manager of the Friendswood branch of Southland Title Co., a real estate title insurance company, for more than the past five years.

Kenneth A. Love (45)	Director of the Company since March 2001; Director of the Bank since August 1995; attorney for more than the past five years.

George I. Pinder (73)	Director of the Company since March 2001; Director of the Bank since January 1999; Advisory Director of the Bank from June 1997 to December 1998; Chief Executive Officer of International Modular & Panel Bldg., Inc., International Building Systems, Cary-Way Building Co. and Advantage Contract Services for more than the past five years.

Richard L. Wagoner (60)	Director of the Company since March 2001; Director of the Bank since August 1995; President and owner of Hyseco, Inc., a company specializing in the manufacture, sale and service of hydraulic pumps and cylinders, for more than the past five years.

Charles L. Whynot (78)	Director of the Company since March 2001; Director of the Bank since August 1995; President and owner of Alliance Commercial Properties, a real estate brokerage firm, for more than the past five years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

Compensation Committee Interlocks and Insider Participation

Prior to the formation of the Company as a holding company for the Bank in March 2001, matters related to employee compensation, employee benefit matters and stock options were considered by the full Board of Directors of the Bank. The Board of Directors of the Bank continues to perform such functions for Bank employees and officers. The Company has no paid employees or officers. As members of the Bank’s Board of Directors, Mr. Harrison, the President and Chief Executive Officer of the Company, and Mr. Koncaba, the President of the Bank, have participated in decisions regarding compensation and benefits matters.

Director Compensation

The Board of Directors of the Company meets monthly. Directors of the Company do not receive compensation for their services in such capacity; however, each director of the Company also serves as a director of the Bank and is compensated for his services in that capacity. For the 2003 fiscal year, directors and advisory directors of the Bank received a fee of $1,500 and $500, respectively, for each meeting of the Bank’s Board of Directors attended. In addition, non-employee directors received a fee of $250 for each Bank loan committee meeting attended.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors of the Company held 12 meetings during 2003. The Company serves as a holding company for the Bank. During 2003, the Board of Directors of the Bank held 12 meetings. There was no director who attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served.

Committees of the Board of Directors

The Company’s Board of Directors has two committees, the Audit and Information Technology Committees, which are described below.

Audit Committee. The Board of Directors has established an Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board of Directors concerning such matters. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. During 2003, the Audit Committee held four meetings. The Audit Committee is comprised of Messrs. Johnson, Ferstl, Goza and Wagoner. Each of the members is an “independent director” of the Company, as defined in the rules of The Nasdaq Stock Market, Inc. The Board of Directors has determined that Mr. Johnson is an “audit committee financial expert,” as defined in the SEC rules.

Information Technology Committee. The Board of Directors established an Information Technology Committee in May 2003. The primary purpose of the Information Technology Committee is to serve as a steering committee providing long-range planning strategies and goals for the Bank’s information technology needs. The committee is comprised of five members consisting of the Bank’s President, Senior Operations Officer, Director of Technology, Information Technology Manager and an outside board member. The committee meets at least quarterly and makes its recommendations to the Board of Directors.

Independent Directors

The Company’s Board of Directors is comprised of ten directors. The Board of Directors has determined that the following directors are independent directors as defined in the corporate listing standards of the Nasdaq Stock Market: George A. Clark, Jr., Linn C. Eignus, Robert A. Ferstl, Louis F. Goza, Thomas R. Johnson, Kenneth A. Love, George I. Pinder, Richard L. Wagoner and Charles L. Whynot.

Code of Ethics

The Company’s Board of Directors has adopted a Code of Ethics that applies to the Chief Executive Officer and Senior Financial Officers. A copy of the Code of Ethics can be obtained at no charge by making a written request to the Corporate Secretary, First Community Capital Corporation, 14200 Gulf Freeway, Houston, Texas 77034.

Nominating Procedures

General. The Company does not have a standing nominating committee. The director nominees to be elected at this Meeting were recommended for nomination to the Board of Directors by a majority of the Company’s independent directors, as defined under the rules of The Nasdaq Stock Market, Inc. The Board has elected not to have a nominating committee since nine of the Company’s ten directors who participate in the director nomination process are independent directors.

The independent directors intend to consider nominees to serve as directors of the Company and recommend such persons to the Board of Directors. The independent directors will also consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The independent directors may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the independent directors do not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the director’s resources, the independent directors will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the independent directors, a shareholder should submit the following information in writing, addressed to the Chairman of the Audit Committee, care of the Corporate Secretary, at the Company’s main office:

1. The name of the person recommended as a director candidate;

2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4. As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock; and

5. A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Board of Directors at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Criteria for Director Nominees. The Board of Directors has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The Board of Directors has historically considered the following in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; and any other factors the directors deem relevant, including size of the Board of Directors and regulatory disclosure obligations. The independent directors considered these same criteria when they recommended the nominees for election at the 2004 annual meeting of shareholders.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the independent directors and the Board will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Process for Identifying and Evaluating Director Nominees.

The Board of Directors has determined that the independent directors of the Company will be responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the independent directors intend to follow when they identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the independent directors will rely on personal contacts of the members of the Board of Directors as well as their knowledge of members of the Bank’s local communities. The independent directors will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above in the paragraph titled “Procedures to be Followed by Shareholders.” The Board has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the independent directors will determine whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the independent directors intend to conduct a check of the individual’s background and interview the candidate.

Shareholder Communications

The Board of Directors encourages shareholders to communicate with the Board of Directors and/or individual directors. Written communications may be made to the Board of Directors or to specific members of the board by delivering them to the intended addressee, care of Corporate Secretary, First Community Capital Corporation, 14200 Gulf Freeway, Houston, Texas 77034.

In addition, the Board of Directors encourages directors to attend the Meeting. Eight directors attended the Company’s 2003 annual meeting of shareholders held on May 29, 2003.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of the Company not also listed as a nominee for director and certain executive officers of the Bank:

Executive Officer (Age)	Position(s) and Business Experience
Paul J. Knoble (46)	Senior Executive Vice President/Chief Credit Officer of the Bank since January 2004; Executive Vice President/Market Manager of the Bank from 1996 to January 2004; Advisory Director of the Bank since 1996; formerly an officer of Premier Bank & Trust, Elyria, Ohio from 1983 to 1996.

Kenneth R. Koncaba (46)	Director and President of the Bank since October 2002; Advisory Director and Executive Vice President/Business Development Manager of the Bank from September 2001 to October 2002; served as Senior Vice President/Market Manager of the Bank from 2000 to September 2001; Regional Business Unit Manager for Texas-New Mexico Power Company for the previous 21 years.

Ervin A. Lev (60)	Senior Executive Vice President/Chief Bank Operations Officer and Cashier of the Bank since January 2004; Advisory Director of the Bank since March 1998; served as Executive Vice President and Cashier of the Bank from March 1998 to January 2004; formerly Executive Vice President and Cashier of Pinemont Bank from 1994 to 1998.

James M. McElray (37)	Executive Vice President and Chief Financial Officer of the Company since May 2003; Advisory Director of the Bank since May 2003; formerly Vice President and Controller of Sterling Bank from February 1998 to April 2003.

Wes Morehead (53)	Advisory Director and Executive Vice President of the Bank since April 1997; served as Senior Credit Officer of the Bank from 1997 until January 2004; formerly Vice President, Comerica Bank-Texas from 1994 to 1997.

Each officer of the Company or the Bank is elected by the Board of Directors of the Company or the Bank, respectively, and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The Company is a bank holding company and conducts its operations through its subsidiary, the Bank. The officers of the Company also serve as officers of the Bank as set forth herein. Such persons are compensated by the Bank and receive no separate compensation for their services to the Company. However, the Company may determine that such compensation is appropriate in the future.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Bank to or on behalf of the Company’s President and Chief Executive Officer and the other three most highly compensated executive officers of the Bank (determined as of the end of the last fiscal year) (“named executive officers”) for each of the three fiscal years ended December 31, 2003:

Name and Principal Position	Year	Salary(1)		Bonus	Securities Underlying Options	All Other Compensation(2)
Nigel J. Harrison President and Chief Executive Officer of the Company; Chief Executive Officer of the Bank	2003 2002 2001	$153,105 170,581 143,461		$37,500 25,000 25,000	— 6,000 —	$17,189 11,738 6,500

Kenneth R. Koncaba Director and President of the Bank	2003 2002	$115,398 93,080		$22,500 7,500	— 14,000	$17,359 5,241

James M. McElray Executive Vice President and Chief Financial Officer of the Company	2003	$67,557	(3)	$—	10,000	$6,315

Paul J. Knoble Advisory Director and Senior Executive Vice President/Chief Credit Officer of the Bank	2003	$93,622		$11,500	—	$5,650

(1)	Does not include amounts attributable to miscellaneous benefits received by executive officers. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the officer.
(2)	Consists of director or advisory director fees and discretionary contributions by the Bank to the 401(k) plan, which contribution was less than $1,000 in each case.
(3)	Mr. McElray was employed on May 5, 2003.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning option grants to each of the named executive officers for the year ended December 31, 2003:

Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
James M. McElray	10,000	12.8%	$13.50	4/17/13	$84,901	$215,155

(1)	Options to purchase 78,000 shares of Common Stock were granted to the Company’s employees during the year ended December 31, 2003.
(2)	These amounts represent certain assumed rates of appreciation based on the actual option term and annual compounding from the date of the grant. Actual gains, if any, on stock option exercises and common stock holdings are dependent on future performance of the Company’s Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

Stock Options Exercises and Fiscal Year-End Option Values

The following table sets forth certain information concerning option exercises during the year ended December 31, 2003 and any value realized thereon by the named executive officers, and the number and value of unexercised options held by such executive officers at December 31, 2003:

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Nigel J. Harrison	—	$—	23,556		$165,837	$—
Kenneth R. Koncaba	—	—	14,000		49,000	—
James M. McElray	—	—	—	10,000	150,000	15,000
Paul J. Knoble			10,000		42,500

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.
(2)	The value is based on $15.00 per share, which was the price per share of convertible preferred stock sold by the Company in a private placement in 2003.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company currently has stock options outstanding. The options were granted under the Company’s 1996 Stock Option Plan, which was approved by the Bank’s shareholders and assumed by the Company in connection with its formation. The following table provides information as of December 31, 2003 regarding the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance:

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	295,328	$9.53	12,500
Equity compensation plans not approved by security holders	—	—	—
Total	295,328	$9.53	12,500

(1)	The information set forth in this table is as of December 31, 2003 and does not include information regarding the proposed amendment to the Company’s 1996 Stock Option Plan to be voted on at the Meeting. For information about the proposed amendment, see “Item 2. Approval of Increase in Shares Issuable Under the Company’s 1996 Stock Option Plan” beginning on page 16 of this Proxy Statement.

Stock Option Plan

The First Community Bank, N.A. 1996 Stock Option Plan (the “Bank Option Plan”) was adopted by the Board of Directors and approved by the shareholders of the Bank in 1996. The Bank directors and shareholders have approved several amendments to increase the number of shares issuable under the Bank Option Plan. Upon consummation of the holding company formation on March 1, 2001, the Company assumed all of the Bank’s obligations and liabilities under the Bank Option Plan and shares of Company Common Stock are issued in lieu of Bank common stock. The Bank Option Plan was amended and restated and renamed the First Community Capital Corporation 1996 Stock Option Plan (the “1996 Plan”). The shareholders approved an amendment to the 1996 Plan in 2002 to increase the number of shares of Common Stock available for issuance pursuant to options to 570,000 shares, subject to adjustment as provided in the 1996 Plan.

The 1996 Plan is intended to serve as an important means of retaining and attracting capable personnel who will be needed for the continued growth and success of the Company. The 1996 Plan permits the holder of an option to purchase the number of shares of Common Stock covered by the option at a price established by a committee, composed of certain of the members of the board of directors, at the time the option is granted. Issuance of shares pursuant to an option granted under the 1996 Plan would increase the number of shares of Common Stock outstanding and reduce proportionately the percentage of ownership of the Company by other shareholders.

The Board of Directors has adopted an amendment, subject to shareholder approval, to increase the number of shares of Common Stock issuable pursuant to the 1996 Plan to 720,000 shares. See “Item 2. Approval of Increase in Shares Issuable Under the Company’s 1996 Stock Option Plan and the Plan.” As of the Record Date, there were options to purchase 391,079 shares of Common Stock outstanding, 295,328 of which were exercisable as of such date.

Benefit Plan

The Board of Directors of the Bank has approved a 401(k) plan for employees of the Bank. While the Bank does not have a policy of matching any contributions to the 401(k) plan made by employees, in 2003, the Bank made a discretionary contribution of approximately $25,000, which was allocated among participants based on their 2003 contributions, subject to plan restrictions.

Executive Retirement Plan

The Board of Directors of the Bank approved an Executive Supplemental Retirement Plan in 2000 to provide supplemental retirement benefits to the directors and certain executive officers, including Nigel J. Harrison, Kenneth R. Koncaba and Paul J. Knoble, each a named executive officer. Pursuant to the plan, the Bank purchased life insurance policies for the benefit of each participant and, provided the policy has been in effect for at least five years, the excess earnings from such policies will be paid to the respective participant for the period following such person’s retirement from the Bank and/or from service on the board of directors through the participant’s death. At the participant’s death, the Bank receives a tax-free death benefit sufficient to recover the costs associated with the purchase of the insurance policy for that participant and the participant’s beneficiary receives the excess.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consisted of Messrs. Johnson, Ferstl, Goza and Wagoner. Each member of the Audit Committee is “independent” as defined in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc. listing standards.

Notwithstanding anything to the contrary set forth in any of the Bank’s previous filings under the regulations of the Office of the Comptroller of the Currency or the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee’s general role as an audit committee is to assist the Board of Directors in overseeing the Company’s financial reporting process and related matters.

The Audit Committee has reviewed with the Company’s management and Harper & Pearson Company, P.C. (“Harper Pearson”), the Company’s independent auditors, the audited consolidated financial statements of the Company as of and for the year ended December 31, 2003. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee has received and reviewed the written disclosures and the letter from Harper Pearson required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Harper Pearson such independent auditors’ independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Harper Pearson is compatible with maintaining their independence.

Based on the review and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of Harper Pearson as the independent auditors of the books and accounts of the Company for the year ending December 31, 2004 and the Board concurred with such recommendation.

The Audit Committee

Robert A. Ferstl

Louis F. Goza

Thomas R. Johnson

Richard L. Wagoner

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Harper Pearson for the audit of the Company’s annual consolidated financial statements for fiscal 2003 and 2002, and fees billed for other services rendered by Harper Pearson:

	2003	2002
Audit fees	$148,000	$114,000
Audit related fees (1)	10,000	7,000
Tax fees (2)	23,000	16,000
Other fees (3)	2,000	2,000

Total fees	$183,000	$139,000

(1)	Consists of fees billed for professional services rendered for 401-K audit.
(2)	Consists of fees billed for professional services rendered for tax filings.
(3)	Consists of fees billed for professional services rendered for miscellaneous filing fees.

The Audit Committee pre-approves all auditing and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms of those services.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Many of the directors and executive officers of the Company and the Bank and principal shareholders of the Company (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 2003, the Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and the Bank and principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to such directors, executive officers and principal shareholders are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to executive officers and directors of the Company and the Bank and principal shareholders of the Company satisfy the foregoing standards. As of December 31, 2003, all of such loans aggregated $3.9 million which was approximately 10.1% of the Company’s equity capital at such date. The Company expects the Bank to have such transactions or transactions on a similar basis with the directors and executive officers of the Company and the Bank and principal shareholders of the Company and their associates in the future.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following tables set forth certain information regarding the beneficial ownership of the Common Stock as of March 31, 2004 by (1) each director and executive officer of the Company and certain executive officers of the Bank, (2) all directors and executive officers as a group and (3) each person who is known by the Company to beneficially own 5% or more of the Common Stock. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each person is the same address as the Company.

Directors and Executive Officers

Name	Number of Shares		Percentage of Outstanding Shares Beneficially Owned(1)
George A. Clark, Jr.	18,540	(2)	*
Linn C. Eignus	23,000	(3)	*
Robert A. Ferstl	84,270	(4)	2.92%
Louis F. Goza	61,896	(5)	2.14%
Nigel J. Harrison	82,000	(6)	2.85%
Thomas R. Johnson	20,000	(7)	*
Kenneth R. Koncaba	32,546	(8)	1.12
Paul J. Knoble	22,000	(9)	*
Ervin A. Lev	24,000	(10)	*
Kenneth A. Love	43,830	(11)	1.52%
James M. McElray	5,500	(12)	*
Wes Morehead	29,800	(13)	1.03%
George Pinder	90,898	(14)	3.16%
Richard L. Wagoner	41,000	(15)	1.42%
Charles L. Whynot	38,596	(16)	1.34%
All directors and executive officers as a group (15 persons)	617,876		21.45%

*	Indicates beneficial ownership less than 1.0%.
(1)	Based on 2,880,441 shares of Common Stock issued and outstanding. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.
(2)	Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(3)	Includes 500 shares held of record by Mr. Eignus’ IRA, 500 shares held of record by his spouse’s IRA and 10,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(4)	Includes 2,000 shares held of record by Texas Truck & Body, Inc., of which Mr. Ferstl is President, and 10,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(5)	Includes 4,100 shares held of record by Lingo Properties, Inc., of which Mr. Goza is the controlling shareholder, 12,000 shares held of record by Lingo Family Partnership, of which Mr. Goza is the general partner, and 10,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(6)	Includes 23,556 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(7)	Includes 9,600 shares held of record by the T&P Johnson Family Trust, of which Mr. Johnson is trustee, and 10,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.

(8)	Includes 1,000 shares held of record by Mr. Koncaba’s spouse, 213 shares held of record by his spouse’s IRA and 14,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(9)	Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(10)	Includes 14,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(11)	Includes 10,830 shares held of record by Kenneth A. Love as custodian for his minor children. Excludes shares held by GAR Company Inc. as indicated in the following table.
(12)	Includes 5,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(13)	Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(14)	Includes 13,334 shares held of record by Mr. Pinders spouse and 10,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(15)	Includes 7,000 shares held of record by W’s Five Partnership, of which Mr. Wagoner is a general partner, and 10,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.
(16)	Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the 1996 Plan.

Principal Shareholders

Name	Number of Shares		Percentage of Outstanding Shares Beneficially Owned(1)
Wayne K. Love, Trustee GAR Company Inc. Profit Sharing Plan P. O. Box 266084 Houston, Texas 77207	178,274	(2)	6.19%

Voting Representatives under the Voting Agreement (Messrs. Eignus, Ferstl, Goza, Harrison, Johnson, Love, Wagoner and Whynot, each of whom is a director) 14200 Gulf Freeway Houston, Texas 77034	1,767,758		61.37%

(1)	Based on 2,880,441 shares of Common Stock issued and outstanding.
(2)	Mr. Kenneth Love, a director and shareholder of the Company, serves as one of three trustees for the profit sharing plan, is an employee of GAR Company Inc. and has voting and investment control over the Common Stock held by the profit sharing plan. This total does not include additional 57,332 shares of Common Stock held by the profit sharing plan for Copper State Rubber of Arizona, Inc., a wholly owned subsidiary of GAR Company Inc.

Voting Agreement

When the Bank was established, a group of shareholders entered into the Voting Agreement dated as of June 29, 1995. Following formation of the Company, the Voting Agreement was amended and restated and covers the shares of Common Stock which were received by parties to the agreement in exchange for their shares of common stock of the Bank.

The Voting Agreement vests the voting rights of the shares subject to the Voting Agreement in named voting representatives, who have the power to vote the stock at all meetings of shareholders of the Company on any issue, as determined by two-thirds of the voting representatives. The Voting Agreement provides a procedure to replace and remove a voting representative. The Voting Agreement imposes certain restrictions on the ability of the parties to the Voting Agreement to sell their shares of Common Stock to other persons by providing that any transfer is subject to a right of first refusal by the Company and by the other parties to the agreement. However, there are exceptions to the right of first refusal for certain transfers. In the event of a proposed sale of control of the Company, the holders of a majority of the stock subject to the agreement will determine whether to accept the offer, subject to the procedures set forth in the agreement. The initial term of the Voting Agreement is ten years, subject to specific terms for early termination and for renewal.

At present, the voting representatives have the power to vote 1,767,758 shares, approximately 61.37% of the issued and outstanding Common Stock, held of record by 355 persons, pursuant to the terms of the Voting Agreement. It is the intention of the voting representatives to vote such shares in favor of management’s nominees for directors, approval of the amendment to the 1996 Plan and for the ratification of the appointment of Harper & Pearson Company as the Company’s independent auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

To the Company’s knowledge, based solely on review of the copies of such reports received by it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2003, all Section 16(a) reporting requirements applicable to the Company’s officers, directors and greater than 10% shareholders were complied with, except that (i) James M. McElray did not timely file a Form 3 reporting his holdings in Common Stock upon being appointed Chief Financial Officer of the Company and did not timely file two Forms 4 reporting one transaction and the grant of stock options and (ii) Robert Ferstl did not timely file one Form 4 reporting one transaction. All of these transactions and holdings have been reported to the Commission.

ITEM 2.

APPROVAL OF INCREASE IN SHARES ISSUABLE UNDER THE

COMPANY’S 1996 STOCK OPTION PLAN

On April 15, 2004, the Board of Directors approved an amendment (the “Amendment”) to the 1996 Plan increasing the number of shares of Common Stock issuable thereunder from 570,000 shares to 720,000 shares, and recommended that the 1996 Plan, as so amended, be submitted to the Company’s shareholders for approval at the Meeting. The 1996 Plan was originally approved by the Bank’s shareholders in March 1996 and assumed by the Company in the holding company formation. The shareholders of the Company approved an amendment to the 1996 Plan in 2002 to increase the shares issuable under the 1996 Plan from 422,000 shares to 570,000 shares and approved the Plan as so amended.

The following summary of the material features of the 1996 Plan is qualified in its entirety by reference to the full text of the 1996 Plan, as proposed to be amended, which is attached to this Proxy Statement as Appendix B. The only change proposed to be made to the 1996 Plan is the increase in shares issuable under the 1996 Plan from 570,000 shares to 720,000 shares.

PURPOSE OF THE AMENDMENT

The Company believes that it has been able to attract highly qualified personnel in part through the use of option grants, and that it is desirable to have the continued flexibility to attract additional personnel, if needed, and to retain and reward exceptional performance by employees through additional option grants. The Company believes that options should be widely distributed. The Company has used the 1996 Plan for this purpose. As of December 31, 2003, options to purchase 391,829 shares of Common Stock were outstanding, options covering 165,671 shares had been exercised and options for only 12,500 shares of Common Stock remained available for grant. Accordingly, the Board of Directors approved the Amendment in order to maintain the 1996 Plan as a continuing source of employee and director incentives.

ADMINISTRATION

The Company’s Board of Directors, functioning as the Human Resources Committee, administers the 1996 Plan. However, the Board of Directors intends to appoint a new Human Resources Committee of outside directors to administer the plan. It has sole authority to select the employees (“Optionees”) eligible to receive grants of options (“Options”) that are either incentive stock options (“Incentive Stock Options”) within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not constitute incentive stock options (“Nonstatutory Stock Options”). The 1996 Plan, as proposed to be amended, provides for the grant of options to acquire 720,000 shares of Common Stock (subject to certain adjustments in the event of stock dividends, stock splits and certain other events). The new committee which administers the 1996 Plan will be comprised solely of two or more disinterested directors (within the meaning of Rule 16b-3 promulgated under the Exchange Act and applicable interpretive authority thereunder). The Human Resources Committee selects the officers and key employees of the Company to whom options may be granted and determines the vesting and other terms of the option agreements representing such options.

STOCK OPTIONS

The exercise price of options granted under the 1996 Plan is determined by the Human Resources Committee, but in the case of an Incentive Stock Option, the exercise price shall not be less than the fair market value of the Common Stock on the date the option is granted. In addition, the Nonstatutory Stock Options previously granted have been at an exercise price that is equal to the fair market value of the Common Stock on the date the options were granted. No person may receive any Incentive Stock Option if, at the time of grant such person owns directly or indirectly more than 10% of the total combined voting power of the Company unless the option price is at least 110% of the fair market value of the Common Stock and such Incentive Stock Option is by its terms not exercisable after the expiration of five years from the date of grant. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by Incentive Stock Options that first became exercisable by an optionee in any calendar year. No option may be granted more than ten years after the effective date of the 1996 Plan, which is March 21, 1996, the date of its adoption by the Board of Directors of the Bank. The maximum term of an option is ten years from the date of grant, except for options that may be granted pursuant to the second sentence of this paragraph. Shares covered by grants of stock options under the 1996 Plan may be issued by the Company from authorized but unissued stock, from shares previously issued and reacquired by the Company, or any combination of such sources.

AMENDMENT AND TERMINATION

The Board of Directors may amend or terminate the 1996 Plan at any time, except that (i) it may not make any change to a previously granted Option which would impair the employee’s rights without the employee’s consent, (ii) it may not withdraw the administration of the 1996 Plan from the Human Resources Committee and (iii) it may not make any amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the 1996 Plan, change the class of individuals eligible to receive Options under the 1996 Plan, extend the term of the 1996 Plan or any option granted thereunder or decrease the option price of any Option granted under the 1996 Plan, without the approval of the Company’s shareholders. Except with respect to Options then outstanding, if not sooner terminated, the 1996 Plan shall terminate and no further Options shall be granted after the expiration of ten years from the date of its adoption.

RECAPITALIZATION OR CHANGE IN CONTROL

The 1996 Plan includes customary provisions providing for proportionate adjustments in the number of shares subject to outstanding options and the option exercise prices in the event of stock dividends, stock splits and other events. In addition, upon the occurrence of a Corporate Change, as defined in the plan (generally meaning a change in control of the Company), all outstanding options will become immediately exercisable.

TAX EFFECTS OF PARTICIPATION IN THE PLAN

Status of Options. The federal income tax consequences both to the Optionee and the Company of options granted under the 1996 Plan differ depending on whether an Option is an Incentive Stock Option or a Nonstatutory Stock Option.

Nonstatutory Stock Options. No federal income tax is imposed on the Optionee upon the grant of a Nonstatutory Stock Option. Generally, upon the exercise of a Nonstatutory Stock Option, the Optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a Nonstatutory Stock Option, any difference between the amount realized on the disposition and the basis of the shares (option price plus any ordinary income recognized) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an Optionee’s exercise of a Nonstatutory Stock Option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the Optionee.

Incentive Stock Options. No federal income tax is imposed on the Optionee upon the grant or exercise of an Incentive Stock Option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the Optionee’s alternative minimum tax liability, if any. If the Optionee does not dispose of shares acquired pursuant to the exercise of an Incentive Stock Option within two years from the date the Option was granted or within one year after the shares were transferred to him, no income is recognized by the Optionee by reason of the exercise of the Option, and the difference between the amount realized upon a subsequent disposition of the shares and the option price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the Option or the disposition of the shares so acquired. If an Optionee disposes of shares acquired pursuant to his exercise of an Incentive Stock Option prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the Optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on such sale, if less) over the option price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the Optionee.

PLAN BENEFITS

Because options under the 1996 Plan are granted at the discretion of the Human Resources Committee, it is not possible for the Company to determine and disclose the amount of future options that may be granted to the named executive officers and the executive officers as a whole, if the amendment to the 1996 Plan is approved.

See “Executive Compensation—Option Grants During 2003” for information regarding option grants to the named executive officers during the year ended December 31, 2003 under the 1996 Plan.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on this item at the Meeting is required to approve the amendment to the 1996 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S 1996 STOCK OPTION PLAN.

ITEM 3.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Harper & Pearson Company as the independent auditors of the books and accounts of the Company for the year ending December 31, 2004. Harper & Pearson Company has served as the Company’s independent audit firm continuously for eight years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Harper & Pearson Company. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Harper & Pearson Company will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2005 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than January 5, 2005. Shareholder proposals should be submitted to the Secretary of the Company at 14200 Gulf Freeway, Houston, Texas 77034.

ANNUAL REPORT ON FORM 10-KSB

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, to any shareholder upon written request to Mr. Nigel Harrison, Chief Executive Officer, 14200 Gulf Freeway, Houston, Texas 77437.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

Nigel J. Harrison

President and Chief Executive Officer

Appendix A

FIRST COMMUNITY CAPITAL CORPORATION

AUDIT COMMITTEE CHARTER

2004

PURPOSE

To assist the board of directors in fulfilling its oversight responsibilities for (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the company’s internal controls and procedures including performance of the internal and external audit functions The audit committee will also prepare the report that SEC rules require be included in the company’s annual proxy statement.

AUTHORITY

The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Appoint, compensate, and oversee the work of the public accounting firm employed by the organization to conduct the annual audit. This firm will report directly to the audit committee.

•	Resolve any disagreements between management and the auditor regarding financial reporting.

•	Pre-approve all auditing and permitted non-audit services performed by the company’s external audit firm,

•	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

•	Seek any information it requires from employees, all of whom are directed to cooperate with the committee’s requests, or external parties.

•	Meet with company officers, external auditors, or outside counsel, as necessary.

•	The committee may delegate authority to subcommittees, including the authority to preapprove all auditing and permitted non-audit services, providing that such decisions are presented to the full committee at its next scheduled meeting.

COMPOSITION

The audit committee will consist of at least three and no more than six independent members of the board of directors each of whom shall be non-employee directors, and shall have no relationship to the Company that may interfere with the exercise of independence from management. The board nominating committee will appoint committee members and the committee chair.

No committee member shall simultaneously serve on the audit committees of more than two other public companies.

MEETINGS

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will meet separately, periodically, with management, with internal auditors and with external auditors. It will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

DUTIES AND RESPONSIBILITIES

The function of the audit committee is oversight. Primary responsibility for the Company’s financial reporting and internal operating controls is vested in the Company’s management as overseen by the Board of Directors. Management and the internal auditing department are responsible for maintaining and evaluating appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and performing reviews of the Company’s quarterly financial statements in accordance with professional standards prior to the filing of each quarterly report. In fulfilling their responsibilities hereunder, it is recognized that the members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations with and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary which shall be promptly reported to the Board of Directors.

The independent auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company, addressing appropriate matters regarding independence as set forth in professional literature at the time.

The committee will carry out the following responsibilities:

Financial Statements

•	Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

➢	Complex or unusual transactions and highly judgmental areas.

➢	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles.

➢	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company.

➢	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

•	Review with management and the internal and external auditors any reports or communication from either the internal or external auditors regarding material internal control weaknesses and reportable matters.

•	Discuss significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the external auditors, the internal auditing department or management.

•	Discuss with the Company’s General Counsel any significant legal matters that have a material effect on the financial statements, the Company’s compliance policies, including material notices to or inquiries received from governmental agencies.

•	Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Review disclosures made by CEO and CFO during the Forms 10-KSB and 10 QSB certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the company’s internal controls.

•	Discuss earnings press releases (particularly use of “proforma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The audit committee does not need to discuss each release in advance.

•	Advise management, the internal auditors and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices.

Internal Control

•	Consider the effectiveness of the company’s internal control system, including information technology security and control.

•	Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Internal Audit

•	Review with management and the Audit & Compliance Manager the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the Audit & Compliance Manager.

•	Review the effectiveness of the internal audit function, including compliance with The IIAs Standards for the Professional Practice of Internal Auditing.

•	On a regular basis, meet separately with the Audit & Compliance Manager to discuss any matters that the committee or internal audit believes should be discussed privately.

•	Review the appointment and replacement of the Audit & Compliance Manager.

•	Advise the Audit & Compliance Manager that he or she is expected to provide to the Audit Committee summaries of the significant identified control issues and management’s responses thereto; and to advise the Audit Committee of any significant changes to the internal audit department charter, staffing or budget.

•	Advise the Audit & Compliance Manager that they are ultimately accountable to the Board of Directors and Audit Committee.

External Audit

•	Review the external auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit.

•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors. In performing this review, the committee will:

➢	At least annually, obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control inspection review, peer review, or inspection by the Public Company Accounting Oversight Board (PCAOB) of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the company.

➢	Take into account the opinions of management and internal audit.

➢	Review and evaluate the lead partner of the independent auditor.

➢	Present its conclusions with respect to the external auditor to the Board.

•	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

•	Present its conclusions with respect to the independent auditor to the full board.

•	Set clear hiring policies for employees or former employees of the independent auditors.

•	On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

•	Ensure that the independent auditors prepare and deliver annually to the Committee a Statement as to Independence.

•	Instruct the independent auditors that they are ultimately accountable to the Board of Directors and Audit Committee.

Compliance

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Establish procedures for: (i) The receipt, retention, and treatment of complaints received by the listed issuer regarding accounting, internal accounting controls, or auditing matters; and (ii) The confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting or auditing matters.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith.

•	Obtain regular updates from management and company legal counsel regarding compliance matters.

Reporting Responsibilities

•	Regularly report to the board of directors about committee activities and issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors, and the performance of the internal audit function.

•	Provide an open avenue of communication between internal audit, the external auditors, and the board of directors.

•	Report annually to the shareholders, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

•	Review any other reports the company issues that relate to committee responsibilities.

Other Responsibilities

•	Discuss with management the company’s major policies with respect to risk assessment and risk management.

•	Perform other activities related to this charter as requested by the board of directors.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

Appendix B

First Community Bank, N.A.

1996 Stock Option Plan

Amended and Restated to be the

FIRST COMMUNITY CAPITAL CORPORATION

1996 STOCK OPTION PLAN

(As Amended)

(as proposed to be amended)

W I T N E S S E T H:

WHEREAS, the Board of Directors of First Community Bank, National Association (the “Bank”) previously adopted the First Community Bank, National Association 1996 Stock Option Plan to be effective on March 21, 1996 and such plan was approved by the stockholders of the Bank; and

WHEREAS, the Bank, First Community Capital Corporation (the “Company”) and First Community Capital Corporation of Delaware, Inc. entered into that certain Agreement and Plan of Reorganization dated as of November 16, 2000 (the “Reorganization Agreement”), pursuant to which the Company would become a holding company for the Bank (the “Reorganization”);

WHEREAS, pursuant to the Reorganization Agreement, the outstanding options granted under the First Community Bank, National Association 1996 Stock Option Plan to purchase shares of Bank common stock are to be converted into options to purchase shares of Company common stock, with the adjustments provided for in the Reorganization Agreement;

WHEREAS, the First Community Bank, National Association 1996 Stock Option Plan is to be renamed the First Community Capital Corporation 1996 Stock Option Plan;

NOW, THEREFORE, the First Community Bank, National Association 1996 Stock Option Plan is amended and restated as set forth below to continue such plan following the Reorganization.

SECTION 1. Purpose of the Plan. The purpose of the First Community Capital Corporation 1996 Stock Option Plan (“Plan”) is to encourage ownership of common stock, $0.01 par value (“Common Stock”), of the Company, by key employees and directors of the Company and its Affiliates (as defined below), including the Bank, and to provide increased incentive for such key employees and directors to render services and to exert maximum effort for the success of the Company. In addition, the Company expects that the Plan will further strengthen the identification of the key employees and directors with the stockholders. Certain options to be granted under this Plan are intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), while other options granted under this Plan will be nonqualified options which are not intended to qualify as ISOs (“Nonqualified Options”), either or both as provided in the agreements evidencing the options as provided in Section 6 hereof. As used in this Plan, the term “Affiliates” means any “parent corporation” of the Company and any “subsidiary corporation” of the Company within the meaning of Code Sections 424(e) and (f), respectively.

SECTION 2. Administration of the Plan.

(a) Composition of Committee. The Plan shall be administered by the Human Resources Committee (the “Committee”) designated by the Board of Directors of the Company (the “Board”), which shall also designate the Chairman of the Committee. If the Company is governed by Rule 16b-3 promulgated by the Securities and

Exchange Commission (“Commission”) pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), no director shall serve as a member of the Committee unless he or she is a “disinterested person” within the meaning of such Rule 16b-3.

(b) Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

(c) Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

SECTION 3. Stock Reserved for the Plan. Subject to adjustment as provided in Section 6 hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 720,000. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be cancelled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

SECTION 4. Eligibility. The persons eligible to participate in the Plan as a recipient of options (“Optionee”) shall include only key employees and directors of the Company or its Affiliates at the time the option is granted. A key employee or director who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine.

SECTION 5. Grant of Options.

(a) Committee Discretion. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive options under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, and (iii) to determine the type of option granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options; provided that a director may not receive ISOs. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b) Stockholder Approval. All options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve the Plan, by the affirmative vote of the holders of a majority of the shares of the Company present, or represented by proxy, and entitled to vote at a meeting at which a quorum is present, or by written consent in accordance with the laws of the United States and the State of Texas, as may be applicable; provided that if such approval by the stockholders of the Company is not forthcoming, all options previously granted under this Plan shall be void.

(c) Limitation on Incentive Stock Options. The aggregate fair market value (determined in accordance with Section 6.(b) of this Plan at the time the option is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Optionee during any calendar year under all such plans of the Company and its Affiliates shall not exceed $100,000.

SECTION 6. Terms and Conditions. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

(a) Option Period. The Committee shall promptly notify the Optionee of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Optionee, provided that the option grant shall expire if a written agreement is not signed by said Optionee (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Optionee of such agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Optionee after that date. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the Committee and the Optionee, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (“Ten Percent Stockholder”), such period shall not exceed five years from the date of grant.

(b) Option Price. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option under this Plan shall be determined by the Committee prior to granting the option. The Committee shall set the purchase price for each share subject to a Nonqualified Option at either the fair market value of each share on the date the option is granted, or at such other price as the Committee in its sole discretion shall determine.

At the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(c) Exercise Period. The Committee may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments.

(d) Procedure for Exercise. Options shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares with respect to which the option is being exercised. Such notice shall be accompanied by (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, (ii) subject to the approval by the Committee, certificates representing shares of Common Stock theretofore owned by the Optionee duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the full amount of the exercise price. Notice may also be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Optionee shall be deemed to be a stockholder with respect to shares covered by an option on the date the Company receives such written notice and such option payment. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee’s name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this Section 6.(d).

(e) Termination of Employment. If an Optionee to whom an option is granted ceases to be employed by the Company or any of its Affiliates or ceases to serve on the Board of the Company or any of its Affiliates for any reason other than death or disability, any option which is exercisable on the date of such termination of employment or cessation of serving on the Board may be exercised during a three month period after such date, but in no event may the option be exercised after its expiration under the terms of the option agreement; provided, however, that if an Optionee’s employment or service on the Board is terminated because of the Optionee’s theft or embezzlement from the Company or any of its Affiliates, disclosure of trade secrets of the Company or any of its Affiliates or the commission of a willful, felonious act while serving as an employee or director of the Company or any of its Affiliates (such reasons shall hereinafter be collectively referred to as “for cause”), then any option or unexercised portion thereof granted to said Optionee shall expire upon such termination of employment or cessation of serving on the Board.

(f) Disability or Death of Optionee. In the event of the determination of disability or death of an Optionee under the Plan while the Optionee is employed by the Company or any of its Affiliates or while the Optionee serves on the Board of the Company or any of its Affiliates, the options previously granted to him may be exercised (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a one year period after the date of such determination of disability or death, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company or any of its Affiliates of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

(g) Assignability. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution. During the lifetime of an Optionee, an option shall be exercisable only by him or his authorized legal representative.

(h) Incentive Stock Options. Each option agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify an option designated as an incentive stock option.

(i) No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in clause (d) above.

(j) Extraordinary Corporate Transactions. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company merges, consolidates, sells all of its assets or dissolves (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise of an option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a “group” as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a “Corporate Change”), the Committee, in its sole discretion, may accelerate the time at which all or a portion of an Optionee’s options may be exercised for a limited period of time before or after a specified date.

(k) Changes in Company’s Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate option price.

(l) Acceleration of Options. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, than an adjustment is necessary to provide equitable treatment to Optionee. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any option may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 6.

SECTION 7. Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) except as is provided in Section 6.(k) of the Plan, increase the total number of shares reserved for the purposes of the Plan, (ii) change the class of persons eligible to participate in the Plan as provided in Section 4 of the Plan, (iii) extend the applicable maximum option period provided for in Section 6.(a) of the Plan, (iv) extend the expiration date of this Plan set forth in Section 14 of the Plan, (v) except as provided in Section 6.(k) of the Plan, decrease to any extent the option price of any option granted under the Plan or (vi) withdraw the administration of the Plan from the Committee.

SECTION 8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in Sections 6.(j), 6.(k) and 6.(l) shall be subject to any stockholder action required by Texas or federal law.

SECTION 9. Purchase for Investment. Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an option under this Plan may be required by the Company to give a representation in writing that he or she is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 10. Taxes.

(a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

(b) Notwithstanding the terms of Section 10.(a), any Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by him or her in connection with the exercise of a Nonqualified Option by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Section 6.(b), equal to the amount required to be withheld or paid. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined (“Tax Date”). All such elections are irrevocable and subject to disapproval by the Committee. Elections by Optionees who are subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act (“Covered Optionee”) are subject to the following additional restrictions: (i) such election may not be made within six months of the grant of an option, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date or in a period commencing on the third business day following the Company’s release of a quarterly or annual summary statement of earnings and ending on the twelfth business day following such release. Where the Tax Date in respect of an option is deferred until six months after exercise and the Covered Optionee elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the option, but he or she shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company’s withholding obligation or his estimated tax obligation on the Tax Date.

SECTION 11. Replacement of Options. The Committee from time to time may permit an Optionee under the Plan to surrender for cancellation any unexercised outstanding option and receive from the Company in exchange an option for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

SECTION 12. No Right to Company Employment or Directorship. Nothing in this Plan or as a result of any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or any Affiliate or to continue to serve on the Board of the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate an individual’s employment at any time. The option agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 13. Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to an Optionee or other persons as to:

(a) Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence expected, but not realized, by any Optionee or other person due to the exercise of any option granted hereunder.

SECTION 14. Effectiveness and Expiration of Plan. The Plan became effective upon adoption by the Board of Directors of the Bank on March 21, 1996 (the “Effective Date”). The Plan was presented and approved by the stockholders of the Bank for the purposes of: (i) obtaining favorable treatment under Section 16(b) of the Exchange Act; and (ii) satisfying one of the requirements of Section 422 of the Code governing the tax treatment for ISOs. The Plan shall expire ten years after the Effective Date and thereafter no option shall be granted pursuant to the Plan.

SECTION 15. Non-Exclusivity of the Plan. Neither the adoption by the Board of Directors of the Bank nor the subsequent approval of the Plan by the stockholders of the Bank shall be construed as creating any limitations on the power of the Board of Directors of the Company to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 16. Governing Law. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Texas and applicable federal law.

Adopted by the Board of Directors of First Community Bank, National Association on March 21, 1996 and amended and restated by the Board of Directors of First Community Capital Corporation on July 26, 2001; amended by the Board of Directors on March 21, 2002, which amendment was approved by the shareholders of the Company on May 30, 2002.

FIRST COMMUNITY CAPITAL CORPORATION

/s/ NIGEL J. HARRISON

Nigel J. Harrison President and Chief Executive Officer

ATTEST:

FIRST COMMUNITY CAPITAL CORPORATION

Proxy for 2004 Annual Meeting of Shareholders to be Held on Thursday, May 27, 2004

This Proxy is Solicited on Behalf of the Board of Directors.

The 2004 Annual Meeting of Shareholders of First Community Capital Corporation (the “Company”) will be held at the main office of First Community Bank, N.A., 14200 Gulf Freeway, Houston, Texas 77034, on Thursday, May 27, 2004, beginning at 4:00 p.m. (local time). The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and related Proxy Statement accompanying this proxy.

The undersigned hereby appoints Nigel J. Harrison and Linn C. Eignus, and each of them, with or without the other, attorneys, agents and proxies, with full power of substitution, to vote all shares of Common Stock, par value $0.01 per share, of the Company owned of record by the undersigned or with respect to which the undersigned is entitled to vote and otherwise to act on behalf of the undersigned at the Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals unless otherwise indicated.

1.	ELECTION OF DIRECTORS to serve until the 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

☐ FOR all nominees listed below (except as otherwise indicated*)

☐ WITHHOLD AUTHORITY for all nominees listed below

* Instruction: To withhold authority to vote for any nominee, draw a line through the name of such nominee in the list below.

George A. Clark, Jr.	Linn C. Eignus	Robert A. Ferstl
Louis F. Goza	Nigel J. Harrison	Thomas R. Johnson
Kenneth A. Love	George I. Pinder	Richard L. Wagoner
Charles L. Whynot

2.	Approval of an amendment to the Company’s 1996 Stock Option Plan to increase the number of shares of Common Stock issuable thereunder from 570,000 shares to 720,000 shares.

        ☐ FOR         ☐ AGAINST         ☐ ABSTAIN

3.	Ratification of the appointment of Harper & Pearson Company, P.C. as the independent auditors of the books and accounts of the Company for the year ending December 31, 2004.

        ☐ FOR         ☐ AGAINST         ☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein to serve on the Board of Directors, (2) FOR the proposal to amend the Company’s 1996 Stock Option Plan and (3) FOR the ratification of the appointment of Harper & Pearson Company, P.C. as the independent auditors of the books and accounts of the Company for the year ending December 31, 2004.

Please sign your name exactly as it appears on the certificate(s) representing your shares of Common Stock. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Print Name of Shareholder

Signature(s) of Shareholder(s) Date: , 2004